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                                 Exhibit 14(b)

                          Consent of Ernst & Young LLP
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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Other Service Providers for Firstar Funds and FAIF Funds" and "Financial Statements" in the Combined Proxy Statement/Prospectus and to the incorporation by reference of our report dated November 3, 2000 in the Registration Statement (Form N-14) and related Statement of Additional Information of First American Investment Funds, Inc., filed with the Securities and Exchange Commission in this Registration Statement on Form N-14.



                                                          /s/Ernst & Young LLP


Minneapolis, Minnesota
May 30, 2001